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                                                                      EXHIBIT 11


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated October 19, 1995 in the Registration Statement (Form N-1A) of Universal Capital Investment Trust and its incorporation by reference in the related Prospectus and Statement of Additional Information of Universal Capital Growth Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (File No. 33-37668) and in this Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-6212).



                                        ERNST & YOUNG LLP


Chicago, Illinois
January 29, 1996